April 13, 2021

IRSA Inversiones y Representaciones Sociedad Anónima
Carlos Della Paolera 261, Piso 9 º
Argentina

Ladies and Gentlemen:

We have acted as local Argentine counsel to IRSA Inversiones y Representaciones Sociedad Anónima . (the “Company”), a sociedad anónima organized under the laws of the Republic of Argentina in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Company of rights (“Rights”) to subscribe for an aggregate of 80,000,000 new common shares, par value Ps.1.00 per share, (“Common Shares”) including common shares in the form of Global Depositary Shares (“GDSs”) and warrants (“Warrants”) to purchase an additional 80,000,000 common shares.

We have examined the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

We have not conducted any investigation of the laws of any jurisdiction other than Argentina. This opinion is given solely in respect of the laws of Argentina as of the date hereof, and not in respect of any other jurisdiction’s law. We have assumed that there is nothing in any other jurisdiction’s law that affects our opinion. In particular, we did not make independent investigations of the Federal Income Tax Law of the United States. In relation to any matters in connection with the Federal Income Tax Law of the United States, we understand that you rely on the opinion issued by Simpson Thacher & Bartlett LLP, acting as United States counsel for the Company, dated as of the date hereof and delivered pursuant to the Registration Statement.

In giving this opinion we have made the following assumptions:

(i)	that all documents submitted to us as facsimile copies or specimen documents conform to their originals;

(ii)	that all documents submitted to us as originals are authentic;

(iii)	that all signatures on any documents submitted to us as originals, certified copies or copies are genuine;

(iv)	that, except as specifically otherwise mentioned, there is no provision of the law of any jurisdiction other than Argentina which has any implication in relation to the opinion expressed herein;

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the statements set forth in the Registration Statement under the caption “Argentine Taxation,” insofar as they purport to constitute summaries of matters of Argentine tax law and regulations or legal conclusions with respect thereto represent our opinion as to the material Argentine tax consequences of the ownership of Rights, Common Shares, GDSs and Warrants by (i) an individual holder that is resident in Argentina, (ii) an individual holder that is neither domiciled nor resident in Argentina, (iii) a legal entity organized under the laws of Argentina and (iv) a legal entity that is not organized under the laws of Argentina, that does not have a permanent establishment in Argentina and is not otherwise doing business in Argentina on a regular basis, as of the date hereof.

This opinion is dated as of today and we expressly disclaim any responsibility to advise with respect to any development or circumstance of any kind, including any change of law or fact which may occur after the date of this opinion, even though such development, circumstance or change may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion. Accordingly, you should seek advice of your counsel as to the adequate application of this opinion at such time.

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Yours faithfully,

/s/ Carolina Zang
p/ Estudio Zang, Bergel & Viñes